UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 29, 2012 (Japanese Standard Time), MediciNova, Inc. (the “Company”) filed with the Osaka Securities Exchange a Japanese report referred to as “Kessan Tanshin,” which contained the Company’s financial results for the year ended December 31, 2011 (the “Tanshin”).

The Tanshin is substantially the same as the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, except the following supplemental information is provided:

•	In the Tanshin, the Company includes a financial results forecast for the six months ending June 30, 2012 and the year ending December 31, 2012 as follows:

	Revenues	Operating Loss	Net Loss
Interim Period (6 months)	$864,000	$7,505000	$7,476,000
Full Year	$864,000	$12,414,000	$12,372,000

Expected basic and diluted loss per share (for full year): $.77*

Anticipated cash burn is less than $12.0 million for the fiscal year ending December 31, 2012

*	Using 16,128,000 for the weighted average number of shares used for expected basic and diluted net loss per share.

Note to financial results forecast: The above estimates are based on certain assumptions made by the Company’s management as of the date hereof. These assumptions are based on management’s experience and perception of current conditions, trends, expected future developments and other factors believed to be appropriate in the circumstances. Such estimates are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may cause the Company’s actual results to differ materially from the above estimates. Although the Company’s management believes that these assumptions are reasonable, the Company cannot assure you that the Company’s business will develop in accordance with these estimates. Investors are cautioned not to rely on these estimates as it is highly likely that actual results will differ, perhaps materially. These risks include the risk factors detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Our independent auditors have not compiled or been involved in the preparation of the forecasted financial results for fiscal year 2012. Accordingly, they assume no responsibility for the accuracy or presentation of this information.

•

In the Tanshin, financial statements denominated in Japanese yen are disclosed as supplementary information. The numbers were translated at 80.68 Japanese yen per U.S. dollar, which was the Telegraphic Transfer Middle Rate as per the Bank of Tokyo—Mitsubishi as of February 29, 2012.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Tanshin may contain forward-looking statements that are subject to risks and uncertainties, many of which are beyond the Company’s control. Forward-looking statements discuss matters that are not historical facts. The Company’s actual results may differ from those expressed or implied in these forward-looking statements as a result of various factors, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 28, 2012 and its subsequent periodic reports on Forms 10-Q and 8-K, and the differences may be material. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, risks and uncertainties inherent in clinical trials including the unknown outcome of the Phase 2 trial of MN-221 for the treatment of acute exacerbations of asthma, product development and commercialization risks, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, risks regarding intellectual property rights in product candidates and the ability to defend and enforce such intellectual property rights, the risk of failure of the third parties upon whom the Company relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials and the timing, cost and design of future clinical trials and research activities, the timing of expected filings with the regulatory authorities, risks relating to the completion of the joint venture in China, the Company’s collaborations with third parties, the availability of funds to complete product development plans and the Company’s ability to raise sufficient capital when needed. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “forecasts,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would” or similar expressions. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update publicly or revise any forward-looking statements set forth in the Tanshin, whether as a result of new information, future events or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Gennaro
Michael Gennaro Chief Financial Officer

Date: March 29, 2012